Exhibit 10.3.11
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of 4 March 2010, among SIG Combibloc GmbH, a limited liability company organized under the laws of Austria with its seat in Saalfelden am Steinernen Meer, Austria, and its business address at Industriestraße 3, 5760 Saalfelden am Steinernen Meer, Austria, registered in the Austrian company’s register (Firmenbuch) under file number 237985d (the “New Subordinated Guarantor”), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A. (or its successor), a Luxembourg public limited liability company (société anonyme), having its registered office at 6C, Parc d’Activités Syrdall, L- 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B129.914 (the “Issuer”) and The Bank of New York Mellon (formerly The Bank of New York), as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH :
     WHEREAS the Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of June 29, 2007, providing for the issuance of the Issuer’s 9 1/2% Senior Subordinated Notes due 2017 (the “Securities”), initially in the aggregate principal amount of €420,000,000;
     WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Subordinated Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subordinated Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subordinated Guarantee on the terms and conditions set forth herein; and

     WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture;
     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subordinated Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:
     1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
     2. Agreement to Guarantee. Subject to Clauses 3 and 4, the New Subordinated Guarantor hereby agrees, jointly and severally with all existing Subordinated Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article X and Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subordinated Guarantor under the Indenture.
     3. Limitation on Guarantee.
     (i) Notwithstanding any other provision of this Supplemental Indenture, the guarantee granted by a New Subordinated Guarantor incorporated in Austria under this Supplemental Indenture (an “Austrian Guarantor”) is meant to be and shall be interpreted as “abstrakter Garantievertrag” and the New Subordinated Guarantor undertakes to pay the amounts due under or pursuant to this guarantee unconditionally, irrevocably, upon first demand and without raising any defences (“unbedingt, unwiderruflich, ueber erste Aufforderung und unter Verzicht auf alle Einwendungen”).
     (ii) None of the obligations of the New Subordinated Guarantor under this Supplemental Indenture shall be construed to create any obligation of the New Subordinated Guarantor to act in violation of the mandatory Austrian capital maintenance rules (“Kapitalerhaltungsvorschriften”) pursuant to Austrian company law (the “Austrian Capital Maintenance Rules”), including without limitation pursuant to Section 82 of the Austrian Act on Limited Liability Companies (“Gesetz über Gesellschaften mit beschränkter Haftung”) and pursuant to Section 52 of the Austrian Stock Corporation Act (“Aktiengesetz”), and all obligations of the Austrian Guarantor shall be limited in accordance with the Austrian Capital Maintenance Rules. This limitation would, to the extent applicable, restrict the right of payment and would limit the claim accordingly irrespective of the granting of the guarantee by the New Subordinated Guarantor under this Supplemental Indenture.
     4. Stamp Duty
     (i) Notices with respect to Austria. Each party agrees that it will (a) only send notices and written references to this Supplemental Indenture or the Indenture (each, a “Stamp Duty Sensitive Document”) to or from Austria by email which does not contain the signature of any party (whether manuscript or electronic, including, for the avoidance of doubt, the name of an individual or other entity) and (b) not send fax or scanned copies of a signed Stamp Duty Sensitive Document to or from Austria.
     (ii) Document to be Kept Outside Austria. No party shall bring or send to or otherwise produce in Austria (a) an original copy, notarised copy or certified copy of any Stamp Duty Sensitive Document, or (b) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties other than in the event that:
     (1) this does not cause a liability of a party to pay stamp duty in Austria;
     (2) a party wishes to enforce any of its rights under or in connection with such Stamp Duty Sensitive Document in Austria and is only able to do so (including, without limitation, for reason of any objection or defence raised by any party in any form of proceedings in Austria) by bringing, sending to or otherwise producing in Austria (a) an original copy, notarised copy or certified copy of the relevant Stamp Duty Sensitive Document or (b) a copy of any Stamp Duty Sensitive Document signed or endorsed by one or more parties and it would not be sufficient for that party to bring, send to or otherwise produce in Austria a simple copy (i.e. a copy which is not an original copy, notarised copy or certified copy) of the relevant Stamp Duty Sensitive Document for the purposes of such enforcement. In connection with the foregoing, each party agrees that in any form of proceedings in Austria simple copies may be submitted by either party and undertakes to refrain from (aa) objecting to the introduction into evidence of a simple copy of any Stamp Duty Sensitive Document or raising a defence to any action or to the exercise of any remedy for the reason of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such simple copy actually introduced into evidence does not accurately reflect the content of the original document and (bb) contesting the authenticity (“Echtheit”) of a simple copy of any such Stamp Duty Sensitive Document before an Austrian court or authority, unless such simple copy does not accurately reflect the content of the original document; or
     (3) a party is required by law, governmental body, court, authority or agency pursuant to any law or legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise), to bring an original, notarised copy or certified copy of any Stamp Duty Sensitive Document into Austria.
     5. Notices. All notices or other communications to the New Subordinated Guarantor shall be given as provided in Section 13.02 of the Indenture.
     6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
     7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Issuer and the New Subordinated Guarantor irrevocably and unconditionally:
(a)	agree that any legal suit, action or proceeding against the Issuer or the New Subordinated Guarantor arising out of or based upon this Supplemental Indenture, the Indenture, the Securities or any Subordinated Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York, and courts of its own corporate domicile to the extent it is a defendant; and

(b)	waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding.
     8. Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the

New Subordinated Guarantor. Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SIG COMBIBLOC GMBH,
By:	/s/ Philip West
	Name:	Philip West
	Title:	Attorney

THE BANK OF NEW YORK MELLON, as Trustee,
By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.,
By:	/s/ Philip West
	Name:	Philip West
	Title:	Authorised Signatory